SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Asia Document Transition, Inc.

(Name of Small Business Issuer in Its Charter)

Nevada 4822 20-4889194
---------------- ---------------------------- ----------------
(State or other (Primary Standard Industrial (I.R.S. Employer jurisdiction of Classification Code Number) Identification
incorporation Code Number)
or organization)

Bernard Chan, Chief Executive Officer

10th Floor, New York House

60 Connaught Road

Central, Hong Kong

011-852-2545-9133

(Address and Telephone Number of Principal Executive Offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable in accordance with applicable law after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                  CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount proposed to be registered	Maximum Offering Price per share(1)	Maximum Amount aggregate offering price (2)(3)	Amount of Registration Fee
Common Stock	6,150,000	$0.10	$615,000	$65.80

(1) This price was arbitrarily determined by Asia Document Transition, Inc., and bears no relationship to assets, earnings, or any other valuation criteria.  No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or any, price. 125,000 of the shares included herein are being distributed to the shareholders of Cell Source Research, Inc., a Delaware corporation. 6,025,000 of the shares included herein will be sold by Selling Shareholders.

(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3) The shareholders of Cell Source Research, Inc. will not be charged or assessed for Asia Document Transition, Inc. Common Stock, and Asia Document Transition, Inc. will receive no consideration for the distribution of the foregoing shares in the spin-off. Asia Document Transition, Inc. will not receive any of the proceeds from the sale of common stock by the Selling Shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH

DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL

THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY

STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME

EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF

1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON

SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT

TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE

CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS

PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT

SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER

OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED November 15, 2007

6,150,000 Shares

Asia Document Transition, Inc.

Common Stock

This prospectus relates to the distribution, to all of the shareholders  of Cell Source Research, Inc. of  125,000 shares of Asia Document Transition, Inc. common stock (the "Distribution") as well 6,025,000 shares of Asia Document Transition, Inc. common stock held by Selling Shareholders. Asia Document Transition, Inc. is not selling any shares of common stock in this distribution and therefore will not receive any proceeds from this distribution.  All costs associated with this registration will be borne by Asia Document Transition, Inc. Upon the effectiveness of this prospectus the selling stockholders may sell the shares as detailed in the section entitled "Plan of Distribution."

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is: November 15, 2007

TABLE OF CONTENTS

-----------------

Page

PROSPECTUS SUMMARY

6

RISK FACTORS

8

USE OF PROCEEDS

13

DETERMINATION OF OFFERING PRICE

13

DILUTION

13

SELLING SECURITY HOLDERS

13

PLAN OF DISTRIBUTION

14

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

18

DESCRIPTION OF SECURITIES

18

TRANSFER AGENT

19

INTERESTS OF NAMED EXPERTS AND COUNSEL

19

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES

  ACT LIABILITIES

19

ORGANIZATION WITHIN THE LAST FIVE YEARS

20

RELATED PARTY TRANSACTIONS

20

DESCRIPTION OF BUSINESS

20

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

26

LEGAL PROCEEDINGS

29

LEGAL MATTERS

29

EXPERTS

29

FINANCIAL STATEMENTS

30

Unaudited financial statements for period ending 9/30/07 --

Audited financial statements for period ending 06/30/07 --

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. The Selling Shareholders are not making an offer to sell our common stock in any jurisdiction in which the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

Unless the context indicates otherwise, all references in this prospectus to “we,” “us,” and “our” and “ADT” refer to Asia Document Transition, Inc.

PROSPECTUS SUMMARY

The following is a summary of certain information contained in this Prospectus Summary. This summary is intended only for quick reference and is not intended to be complete. Therefore, this summary is qualified in its entirety by the detailed information found in the remainder of this Prospectus. References in this prospectus to “ADT", “we”, "our" and "us" refer to Asia Document Transition, Inc and not the Selling Shareholders.

Asia Document Transition, Inc.

Corporate Background

Asia Document was incorporated on April 13, 2006, and has recently commenced operations. ADT has generated limited revenue and is still a development stage corporation. ADT’s plan of operations is to provide (a) document formatting (“Edgarizing”), and electronic filing services to companies and individuals that desire to submit filings, such as annual and quarterly reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the United States Securities and Exchange Commission (“SEC”), via EDGAR, the SEC's electronic data gathering analysis and retrieval system and

(b) provide virtual office services consisting of providing phone numbers, fax numbers and mail delivery addresses to local and foreign companies desirous of establishing a presence in Hong Kong.

From inception to April 26, 2004, ADT was a wholly owned subsidiary of Cell Source Research, Inc., a Delaware corporation. On April 26, 2006, ADT acquired all the issued and outstanding shares of Vast Opportunity Limited, a Hong Kong Incorporated Limited Company through the issuance of 18,850,000 Common Shares to Bernard Chan, 1,200,000 Common Shares to Kwok Keung Derek Kang, 1,100,000 Common Shares to Wing Hung Benny Ho, 1,150,000 Common Shares to Tak Kee Wong, 1,200,000 Common Shares to Sheung Wai Yim, and 1,000,000 Common Shares to Wai Hon Ken Wu. Mr. Kang, Mr. Ho, Mr. Wong, Mr. Yim and Mr. Wu are all Selling Shareholders registering their shares for resale through this registration statement.

On July 27, 2006, Cell Source Research, Inc. decided to distribute its 125,000 common shares of ADT to its 304 common shareholders of record.

Such distribution will be effected as soon as practicable subsequent to the registration of these common shares through this Registration Statement and in accordance with applicable law.   .

Our Address and Telephone

Our office address is at 10th Floor, New York House, 60 Connaught Road, Central, Hong Kong. Our telephone number is 011-852-2545-9133 and our fax number is 011-852-2851-1314. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, NV, 89701. Our website is located at www.asiadoctrans.net. This website, while operational, is currently undergoing additional construction. The information contained on our website in not a part of, and should not be construed as being incorporated by reference into, this Form SB-2.

THE OFFERING

Securities Being Offered	Up to 6,150,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution

The offering price of the common stock is $0.10 per share. We intend to apply to the NASD Over-The-Counter Bulletin Board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The Offering price would thus be determined thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares to be sold in this Offering	None.
Securities Issued and to be Issued

25,000,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.  Of the 6,150,000 shares of common stock to be sold under this Prospectus 6,025,000 will be sold by existing shareholders and 125,000 will be distributed to the shareholders of Cell Source Research, Inc.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Shareholders.
Risk Factors	Prospective Investors should carefully evaluate the following matters, including those under the heading “Risk Factors”.

The following summary financial data should be read in conjunction with Management’s Discussion and Analysis or Plan of Operation and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

SUMMARY FINANCIAL INFORMATION (in US Dollars)

Balance Sheet Data

As of September30, 2007

Total Current Assets	$6,448
Total Assets	$16,089
Total Current Liabilities	$72,002
Shareholder's Equity	($55,913)

Operating Information for the period from inception (April 13, 2006) to September 30, 2007

Revenues	$21,537
Total Operating Expenses	$73,309
Net Loss per common share	($0.00)
Weighted Average number of shares outstanding	25,000,000

RISK FACTORS

THE COMMON SHARES OFFERED ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS IN EVALUATING US AND OUR BUSINESS BEFORE PURCHASING ANY COMMON SHARES.  OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PLEASE NOTE THAT THROUGHOUT THIS PROSPECTUS, THE WORDS “WE”, “OUR” OR “US” REFER TO ASIA DOCUMENT TRANSITION, INC., AND NOT THE SELLING SHAREHOLDERS.

We have a limited operating history, which limits the information available to you to evaluate our business

ADT was formed on April 13, 2006 and commenced operations on April 26, 2006. We have incurred losses from operating activities since we began operations. Thus, we face the risks and difficulties of an early-stage company including the uncertainties of market acceptance, competition, cost increases and delays in achieving business objectives. There can be no assurance that we will succeed in addressing any or all of these risks or that we will achieve future profitability and the failure to do so would have a material adverse effect on our business, financial condition and operating results.

Our Accountants' Audit Report Indicates There Is Substantial Doubt About Our Ability to Continue as a Going Concern.

Our auditors report dated October 15, 2007 indicates there is substantial doubt as to our ability to continue as a going concern. We do not anticipate seeking funding. In the event that we cannot generate sufficient revenue we may be forced to cease operations. Therefore, shareholders are accepting a high probability of losing their entire investment.

Low Barriers to Entry

The barriers to entry into our industry are very low and can result in continued competitive pressures, thereby having a potentially adverse effect on our financial performance.

We Depend Highly on Bernard Chan, Our CEO, President, Secretary, Treasurer, Principal Financial Officer and Sole Director, Who Is Difficult To Replace. The Loss of Mr. Chan May Result in the Ceasing of Operations, and Investors May Lose Their Entire Investments.

We have only one director, Bernard Chan, who is also our CEO, President, Secretary, Treasurer, and Principal Financial Officer. Mr. Chan devotes approximately 20% of his time per week to our business. Our intended plan of operations is dependent upon the continuing support and expertise of Mr. Chan. Loss of Mr. Chan could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investors' investments.

Our Sole Director, Bernard Chan, Has Significant Control Over Stockholder Matters, Which Will Restrict the Ability of Minority Stockholders to Influence Our Activities.

Our sole director, Bernard Chan, holds 18,850,000 Common Shares, representing 75.4% of our shares outstanding as of October 24, 2006 which gives him voting control over all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions.

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

Risks of Low-priced Stocks; Penny Stock Regulations. Until such time, if any, that the Company's securities are listed on the Nasdaq SmallCap(R) Market or a registered U.S. securities exchange, they will be subject to The Securities and Exchange Commission’s “Penny Stock” Rules.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- That a broker or dealer approve a person's account for transactions in penny stocks; and

- The broker or dealer, receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

- Obtain financial information and investment experience objectives of the person; and

- Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

- Sets forth the basis on which the broker or dealer made the suitability determination; and

- That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The Selling Shareholders Are Offering 6,150,000 Shares Of Our Common Stock Through This Prospectus And The Sale Of These Shares Could Cause The Price Of Our Common Stock To Decline.

Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this Prospectus represent approximately 24.6 % of the common shares outstanding as of the date of this Prospectus.  There can be no assurance that a regular trading market will develop or that if developed will be sustained. An investor may be unable to liquidate his investment in the absence of a trading market.

No Common Stock Dividends Anticipated

The Company has not declared or paid, and does not anticipate declaring or paying in the foreseeable future, any cash dividends. The Company's ability to pay dividends is dependent upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of Directors.

You May Not Recoup Your Investment In Our Shares From This Offering

Should Loans Made By Mr. Chan To ADT Not be Satisfied Before Liquidation. As a Creditor, He Will Be Entitled To The Proceeds from Liquidation of ADT's Assets Before Shareholders.

In the event that current and probable future loans made by ADT's sole director, Bernard Chan, are not satisfied, he will have priority over shareholders, as a creditor, in any distribution of assets in liquidation. As a result of this, investors in this offering may not be able to recoup all, or any, of their investment should ADT elect to liquidate.

Shares Eligible for Future Sale

All of the presently issued and outstanding shares of Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act.  Rule 144 governs resale of such restricted securities for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer of its affiliates, which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer.  Affiliates of the Company may include its directors, executive officers and persons directly or indirectly owning 10% or more of the outstanding Common Stock.  Under Rule 144 unregistered resale of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company.  Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company (the "Applicable Requirements").  Resales by the Company's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of (i) one percent of the then outstanding shares, or (ii) the average weekly reported trading volume during the four calendar weeks preceding each such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least one year would be entitled to sell such shares under Rule 144 without regard to the Applicable Requirements.  If a broad public market develops for the Company's Common Stock, the Company is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the Common Stock.

Currently, 18,850,000 Restricted Common shares owned by Bernard Chan  became eligible for resale pursuant to 144 on May 1, 2007. All other Common Shares currently outstanding are being registered through this Registration Statement.

Risks Associated with Forward-looking Statements

This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") although such forward-looking statements included herein will not be subject to the safe harbors for such statements under such sections.  The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to the Company's planned expansion and future economic performance of the Company.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties.  Such forward-looking statements are based on assumptions that the Company will meet its business objectives and that there will be no material adverse change in the Company's operations or business or in governmental regulations affecting the Company or its suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control.  Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized.  In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in the Company's business and operations which could cause the Company's operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements.  Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements.  Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may also materially adversely affect the Company's results of operations.  In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved.  See "Management's Discussion and Analysis," and "Business."

USE OF PROCEEDS

ADT will not receive any proceeds from this offering.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0

Net tangible book value per share after offering................. $0

Dilution per share to new investors.............................. $0.10

Percentage dilution..............................................  %100

The price paid by Bernard Chan, our sole affiliate, was solely his agreement to assume the positions of Director, CEO, President, principal financial officer, secretary and treasurer of ADT.

SELLING SECURITY HOLDERS

The following table sets forth the names of the Selling Shareholders, the number of shares of common stock beneficially owned by the Selling Shareholders and the number of shares of common stock, which may be offered for sale pursuant to this prospectus by the particular selling stockholder. The offered shares of common stock may be offered from time to time by each of the Selling Shareholders named below. However, the Selling Shareholders are under no obligation to sell all or any portion of the shares of common stock offered, nor are the Selling Shareholders obligated to sell any shares of common stock immediately under this prospectus. Particular Selling Shareholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because the Selling Shareholders may sell all or part of the shares of common stock offered hereby, no estimate can be given as to the number of shares of common stock that will be held by the Selling Shareholders upon termination of any offering made hereby.

Name of Selling Shareholder	Shares of Common Stock owned prior to Offering	Percent of Common Stock Owned Prior to offering	Shares of Common Stock to be Sold*	Shares of Common Stock Owned After Offering
Kwok Keung Derek Kang	1,200,000	4.8%	1,200,000	0
Wing Hung Benny Ho	1,100,000	4.4%	1,100,000	0
Sheung Wai Yim	1,200,000	4.8%	1,200,000	0
Tak Kee Wong	1,150,000	4.6%	1,150,000	0
Wai Hon Ken Wu	1,000,000	4%	1,000,000	0
V3 Consulting, Inc.	187,500	***	187,500	0
Bombardier Pacific Ventures	187,500	***	187,500	0
Cell Source Research, Inc.**	125,000	***	125,000	0

*Assumes that all of the shares of common stock offered in this Prospectus are sold and no other shares of common stock are sold or issued during the offering period.

** To be distributed to Cell Source Research, Inc.’s common shareholders

*** Less than one percent

None of the selling shareholders:

(1) Has had a material relationship with us other than as a shareholder at any time within the past three years, except Kwok Keung Derek Wang, who was the sole shareholder of Vast Opportunity Limited.

(2) Has ever been one of our officers or directors; or

(3) Are broker-dealers or are affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The shares of common stock held by the Selling Shareholders stock will be offered solely by the selling shareholders. No underwriters are participating in this offering.

Neither ADT nor any of the Selling Shareholders has employed an underwriter for the sale of shares by the Selling Shareholders.

REGARDING ALL SELLING SHAREHOLDERS BUT CELL SOURCE, RESEARCH, INC:

The shares may be sold or distributed from time to time by the selling shareholders, directly to one or more purchasers or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which my be changed.  The distribution of the shares may be effected in one or more of the following methods:

(1) On such public markets or exchanges as the common stock may from time to time be trading;

(2) In privately negotiated transactions;

(3) Through the writing of options on the common stock;

(4) In short sales or long; or

(5) In any combination of these methods of distribution.

Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

(6) The market price of our common stock prevailing at the time of sale;

(7) A price related to such prevailing market price of our common stock; or

(8) Such other price as the selling shareholders determine from time to time.

(9) The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more entities, who are unaffiliated with us. Such entities may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.  The estimated costs of the offering borne by the company for legal and accounting fees are $15,000.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.

REGARDING CELL SOURCE RESEARCH, INC:

As soon as practicable after this Registration Statement is declared effective by the US Securities and Exchange Commission, Cell Source Research, Inc. plans to distribute all of its common shares of ADT to its 304 shareholders (“Cell Source Shareholders”) The following information is applicable to the Cell Source Shareholders.

Distributing Company	Cell Source Research, Inc.
Property to be Distributed	6,025,000 common shares of Asia Document Transition, Inc
Record Date	To be fixed at a meeting of the Board of Directors of Cell Source Research, Inc. to be not more than 60 days prior to such act in accordance with the Delaware General Corporation Law.
Distribution Date	As soon as practicable in accordance with applicable law.
Distribution Ratio	1 Common Share of Asia Document Transition, Inc for every --- shares of Cell Source Research, Inc. common stock held as of the Record Date.
Distribution Agent/Transfer Agent	Colonial Stock Transfer
Federal Income Tax Consequences

 While Asia Document Transition Inc. does not believe this Distribution will result in a taxable event to the Distributees, no assurance can be given that this will be true as to all or any Distributees.

You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution

Relationship with Cell Source Research Inc. subsequent to the distribution	None

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under the "Prospectus Summary," "Risk

Factors," "Management Discussion and Analysis or Plan of Operation,"

"Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

DIRECTORS AND EXECUTIVE OFFICERS

The following is information regarding our sole executive officer and director as of October 22, 2007.There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Name	Age	Position
Bernard Chan	43	CEO, President, Secretary, Principal Financial Officer, Treasurer and Director

Bernard Chan- CEO, President, Secretary, Principal Financial Officer, Treasurer and Director

Mr. Chan has served as our CEO, President, Secretary, Principal Financial Officer, Treasurer and Director since May 10, 2006.

From July 1, 2006 to the December 31, 2006, Mr. Chan has served as Chief Financial officer of Asia Payment Systems, Inc., a publicly traded Asia focus corporation, which provides processing services for payment cards and loyalty cards.

From April 2003 to February 2006, Mr. Chan served as Chief Financial Officer of China World Trade Corp, a publicly traded China based corporation, which provides travel related services and value added business services as well as operating business centers and clubs throughout the major cities of China.

From April 2004 to the Present, Mr. Chan serves as Executive Director of Xelex Inc, a financial advisory firm based in Hong Kong.

From May 2002 to Mar 2004 Mr. Chan served as President of Xelex, Inc.

Mr. Chan is a Registered Investment Advisor, registered with the Securities and Futures Commission of Hong Kong, under the laws of Hong Kong Special Administrative Region. Mr. Chan earned his Master of Business

Administration Degree in International Management and Investment Finance, Master of Science Degree in Applied Econometrics, and Bachelor of Business Administration Degree in Investment Finance, from the University of Hawaii.

During the past five years, no officer, director or control person of Asia Document Transition, Inc. has:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Term of Office

Our Directors are appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board or until they resign.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 22, 2007, of each officer or director of the Company, by each person or firm who owns more than 5% of the Company's outstanding shares and by all officers and directors of the Company as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	Bernard Chan	(a) 18,850,000	75.4%

(a)Mr. Chan is CEO, President, Secretary, Principal Financial Officer, Treasurer and Sole Director of ADT.

DESCRIPTION OF SECURITIES

The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Pursuant to our Certificate of Incorporation, we are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of October22, 2007, 25,000,000 shares of common stock were issued and outstanding.

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Upon liquidation, dissolution or winding-up of the company, the holders of our common stock are entitled to share ratably in all assets of the company that are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock.

Dividend Policy

The holders of our common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds on a pro-rata basis. The company, however, has not declared or paid dividends on its common stock and the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company.

TRANSFER AGENT

The transfer agent for our common stock is Colonial Stock Transfer. Colonial Stock Transfer’s address is 66 Exchange Place, Salt Lake City, UT 84111 and telephone number is 801-355-5740.

We will be subject to the State of Nevada's business combination statute. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested shareholder for a period of three years after the date of the transaction in which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder. An interested shareholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire our Company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No named expert or counsel, namely Joseph Pittera (Legal Counsel) or Moore & Associates Chartered Accountants and Advisors (independent accountant), was hired on a contingent basis, will receive a direct or indirect interest in ADT, or was a promoter, underwriter, voting trustee, director, officer, or employee, of ADT.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES

Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

- Indemnify our directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada;

- Authorize payment of expenses incurred in defending a civil or criminal action; and

- Purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, a amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ORGANIZATION WITHIN THE LAST FIVE YEARS

ADT was incorporated on April 13, 2006. On April 26, 2006 ADT acquired all of the issued and outstanding shares of Vast Opportunity Limited, a Hong Kong Incorporated Limited Company through the issuance of 18,850,000 Common Shares to Bernard Chan, 1,200,000 Common Shares to Kwok Keung Derek Kang, 1,100,000 Common Shares to Wing Hung Benny Ho, 1,150,000 Common Shares to Tak Kee Wong, 1,200,000 Common Shares to Sheung Wai Yim, and 1,000,000 Common Shares to Wai Hon Ken Wu. Mr. Kang, Mr. Ho, Mr. Wong, Mr. Yim and Mr. Wu are all Selling Shareholders registering their shares for resale through this registration statement.

On July 27, 2006, Cell Source Research, Inc. decided to distribute its 125,000 common shares of ADT to its 304 shareholders of record.

Such distribution will be effected as soon as possible subsequent to the registration of these common shares and in accordance with the Delaware General Corporation Law.

RELATED PARTY TRANSACTIONS

Since inception, the following transactions were entered into with our sole officer and director, Bernard Chan:

$ 97,211was lent to the Company by Bernard Chan. Minor administrative costs for the Company have been, and will in all likelihood continue to be, borne by Mr. Chan until such time as such costs may be paid out of the Company’s cash flow.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

ADT Enterprises, Inc. was recently incorporated under the laws of the State of Nevada on April 13, 2006, 2006. On April 26, 2006, ADT acquired all of the issued and outstanding shares of Vast Opportunity Limited, a Hong Kong Incorporated Limited Company through the issuance of 18,850,000 Common Shares to Bernard Chan, 1,200,000 Common Shares to Kwok Keung Derek Kang, 1,100,000 Common Shares to Wing Hung Benny Ho, 1,150,000 Common Shares to

Tak Kee Wong, 1,200,000 Common Shares to Sheung Wai Yim, and 1,000,000 Common Shares to Wai Hon Ken Wu. Mr. Kang, Mr. Ho, Mr. Wong, Mr. Yim and Mr. Wu are all Selling Shareholders registering their shares for resale through this registration statement. On May 10, Bernard Chan was appointed CEO, President, principal financial officer, Secretary, treasurer and sole director.

On July 27, 2006, Cell Source Research, Inc. decided to distribute its 125,000 common shares of ADT to its 304 shareholders of record.

Such distribution will be effected as soon as possible subsequent to the registration of these common shares. Cell Source Research, Inc. is a selling Shareholder registering its shares through this registration statement.

To date, ADT has generated minimal revenue and is a development stage corporation.

Our office address is at 10th Floor, New York House, 60 Connaught Road, Central, in the commercial center of Hong Kong of approximately 100 square meters.  We lease the premises under a two-year term lease, expiring in 2008.  We believe that additional facilities may be needed to accommodate our future expansion plans. The telephone number of our principal executive office is 011852011-852-2545-9133and our fax number is 011-852-2851-1314. Our website is located at http://www.asiadoctrans.net. This website is currently under construction. The information contained on our website in not a part of, and should not be construed as being incorporated by reference into, this Form S-B2.

PRINCIPAL SERVICES

Our plan of operations is to

(a) provide document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the United States Securities and Exchange Commission (“SEC”) via the SEC's Electronic Data Gathering Analysis and Retrieval system, (“EDGAR”) and

(b) provide “virtual office” services consisting of providing phone numbers, fax numbers and mail delivery addresses to local and foreign companies desirous of establishing  a presence in Hong Kong.

DOCUMENT FORMATTING SERVICES:

The SEC requires participants or their agents to file most disclosure information in an electronic format through Edgar rather than by paper filing. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. In essence, Edgar allows companies and individuals to file, and the public to retrieve, disclosure information electronically, primarily through the SEC's Edgar archive website found at http://www.SEC.gov. We convert SEC forms and exhibit documents in standard word processing and other computer formats to the Edgar format, and assembles these documents on behalf of our clients for electronic filing with the SEC.

We are a full-service Edgar filing service provider that files

Edgar reports on behalf of public companies and certain individuals.

We offer Edgar filing services utilizing HTML filing format. Our services include creating EDGAR access accounts for our clients, making a client's SEC required filings "Edgar-ready", editing client changes, and transmitting filing documents utilizing the Edgar system.

Our turnaround time for text and word processing based files is expected to be 36 hours for documents submitted to us by e-mail, diskette or any other digital format, and 72 hours for hard copy or hand-keyed documents.

We currently charge fees based upon the number of pages being filed, the number of tables required, such as in financial statements, in a document, the deadlines imposed by the filer and the amount of editing required.

Most documents will be delivered to us from our clients e-mail. For an additional charge, we will also provide typing and data entry services for documents delivered to using paper format. We do not provide any form of legal or accounting advice or editing services beyond corrections explicitly requested by our clients.

VIRTUAL OFFICE SERVICES:

We currently provide Virtual office services intended to allow local and foreign companies to establish a presence in Hong Kong at minimum cost.  Each client is assigned a dedicated phone number, a fax number and mail address.  The phone number can be forwarded to a number assigned by the client, or be answered by a well-trained individual who takes care of the communication for the client.  We also provide Internet access (we have wireless broadband internet access in our office which can be accessed by clients utilizing wireless capable laptops which they provide) and a temporary meeting room, consisting of 10 square meters of space, for our clients.  Advanced booking is required for use of the meeting room and /or Internet access for which the client will incur an additional charge on an as-needed basis. These services started generating revenue in 2006 and a monthly fixed fee is charged for each account based on the level of services chosen by each individual client. These services are provided on a month-to-month basis with fees are paid in advance of the month in which these services are to be provided.

Our virtual office service packages are broken up into three categories for client’s to choose from:

A) BASIC PACKAGE: MAILING ADDRESS ONLY

B) DUAL PACKAGE: PHONE AND FAX NUMBERS ONLY

C) PREMIUM PACKAGE: MAILING ADDRESS; PHONE AND FAX NUMBERS

Prices of these packages are on a case-by-case basis and vary according to negotiation, term, volume and usage.

MARKET

DOCUMENT FORMATTING SERVICES:

At a minimum, each public company subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, must file, through the SEC's Edgar system, an annual report on form 10-K or form 10-KSB and three quarterly reports on form 10-Q or form 10-QSB. Many companies are required to make substantially more filings through EDGAR, such as filings related to registration statements, reorganizations, mergers and acquisitions, material events of importance to security holders and a variety of other filings required by the federal securities laws. In addition, officers and directors of public companies subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, as well as large and/or influential stockholders are required to make filings on initial shareholdings as well as changes in their status as shareholders with those companies.

We hope to capture a portion of the electronic filings made by companies and certain other entities in this market by providing what we feel to be exceptional service at competitive prices.

We provide Edgar filing services primarily to small public corporations traded on the over-the-counter market and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices.

VIRTUAL OFFICE SERVICES:

The market for our virtual office services primarily consists of business entities seeking a cost effective long term or short-term presence in Hong Kong

DISTRIBUTION METHODS OF SERVICES

DOCUMENT FORMATTING SERVICES

We currently market our Edgar filing services primarily through our web site. Our website can be found at http://www.asiadoctrans.net. This website is currently under construction. The information contained on our website in not a part of, and should not be construed as being incorporated by reference into, this Form S-B2.

To date, we have provided services to one customer. To build our customer base, we plan to implement a regular campaign of direct mail to publicly held companies as well as legal and accounting firms specializing in securities practices. Additionally, we intend to further enhance our website and engage in a regular campaign of e-mail marketing.

Initially, we are focusing on targeting smaller public companies that are not large enough to require a full-time or even part-time employee to handle their filings and who would thereby benefit from outsourcing such services to us. As we grow, hire and train additional personnel and can benefit from certain economies of scale, we will seek to target larger companies for the purposes of replacing their in-house Edgar filing staff.

Because of the nature of our business and the improvements in technology, we do not foresee geographical barriers to our market. Most of our business can be managed by mail, fax or e-mail and does not require travel.

We do not believe that we will be greatly affected by seasonal factors. However, many companies file reports on a calendar year-end basis. As a result, we believe that a greater percentage of our business will occur around the deadlines set forth by the SEC for companies filing on a calendar year-end basis. Such deadlines are forty-five days after the end of each calendar quarter, and ninety-days calendar year-end.

VIRTUAL OFFICE SERVICES:

We currently engage in no marketing efforts in regards to our Virtual Office Service. To date, all clients for our Virtual Office Services have been obtained through referral. We currently have provided these services to four clients.

We intend to initially market these services through distribution of pamphlets at local business functions and through Internet banner ads.

We intend to target business entities seeking a cost effective long term or short-term presence in Hong Kong.

We do not believe that we will be greatly affected by seasonal factors.

COMPETETIVE BUSINESS CONDITIONS, OUR COMPETITIVE POSITION IN THE INDUSTRY, OUR METHODS OF COMPETITION

The current marketplace of established Edgar filing service providers is highly fragmented, with many Edgar filing service providers located throughout the country. A majority of our competition comes from law firms and outside Edgar filing service providers who have substantially greater experience, financial and other resources than we do. There is no assurance that we will be able to respond favorably to competitive pressures from these competitors. We may also face additional competition in the future as new technologies increase the simplicity at which filings can be made, thereby making it more difficult for us to achieve cost savings and other benefits for our existing clients and potential customers. The barriers to entry into our industry are very low and can result in continued competitive pressures, thereby having a potentially adverse effect on our financial performance.

Many filers file disclosure reports, prospectuses, registration statements, and other documents with the SEC without utilizing the services of an outside Edgar filing service provider. We compete in this segment of the market by offering savings in cost, time and logistics to such companies.

Other filers utilize the services of law firms or outside Edgar filing service providers who provide services similar to ours. We compete in this segment of the market by providing exceptional service, fast turnaround, and at competitive prices.

The current marketplace of providers of virtual office services is highly fragmented. Our competition consists of major local real estate developers and international business center operators. There is no assurance that we will be able to respond favorably to competitive pressures from these competitors. The barriers to entry into our industry are very low and can result in continued competitive pressures, thereby having a potentially adverse effect on our financial performance.

We feel we will be able to compete effectively due to our pricing flexibility. We feel we have the ability to negotiate pricing on a case-by-case basis as opposed to our larger competitors who operate according to a rigid pricing schedule.

SOURCES AND AVAILABILITY OF RAW MATERIALS

We are in the service business, and thus we do not use raw materials or have any significant suppliers.

DEPENDENCE ON MAJOR CUSTOMERS

As of the date of this prospectus, we have provided Edgarizing services to one customer and Virtual Office Services to four customers. We do not anticipate major dependence on this, or any one, customer.

INTELLECTUAL PROPERTY

We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest. We own the domain name, www.asiadoctrans.net.

GOVERNMENT REGULATION

Other than maintaining our good standing in the State of Nevada, complying with applicable local business licensing requirements, complying with all state and federal tax requirements, preparing our periodic reports under the Securities Exchange Act of 1934, as amended, and complying with other applicable securities laws, rules and regulations, we do not believe that existing or probable governmental regulations will have a material effect on our operations.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than initial website development of www.asiadoctrans.net, we have not undergone any research and development activity since inception. We do not plan, nor do we anticipate the need for, any research and development activity over the next twelve months.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We have not since inception, and do not anticipate, incurring any costs in relation to compliance with Federal, State or local environmental laws.

We do not anticipate current or probable Federal, State or local environmental laws having a material effect on our operations or business prospects.

EMPLOYEES

As of the date of this prospectus, we have one part-time Employee, Mr. Bernard Chan and one full-time employee. From time-to-time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations and may hire additional part time and full time personnel. We do not believe that competition for qualified personnel in the industry in which we compete is intense due to the abundance of individuals with the ability to write in HTML, and we feel that, if required, we will be able to attract, hire or acquire, train and retain qualified employees.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders upon request and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission.

We will become subject to the informational reporting requirements of the securities and exchange Act of 1934, as amended, after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). The public may read and copy any materials filed by the Company with the SEC at the SEC's Public Reference Room at 100 F Street, NE Washington DC 20549. The public may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The public may also access our reports to the SEC through the SEC’s website which is www.sec.gov. This website site contains reports, proxy and information statements, and other information regarding issuers that file with the SEC.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with

ADT's audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.

History and Organization

ADT Enterprises, Inc. was organized on April 13, 2006 under the laws of the State of Nevada, and has just recently commenced operations. On April 26, 2006, ADT acquired all of the issued and outstanding shares of Vast Opportunity Limited, a Hong Kong Incorporated Limited Company through the issuance of 18,850,000 Common Shares to Bernard Chan, 1,200,000 Common Shares to Kwok Keung Derek Kang, 1,100,000 Common Shares to Wing Hung Benny Ho, 1,150,000 Common Shares to Tak Kee Wong, 1,200,000 Common Shares to Sheung Wai Yim, and 1,000,000 Common Shares to Wai Hon Ken Wu. Mr. Kang, Mr. Ho, Mr. Wong, Mr. Yim and Mr. Wu are all Selling Shareholders registering their shares for resale through this registration statement. On May 10, Bernard Chan was appointed CEO, President, principal financial officer, Secretary, treasurer and sole director.

On July 27, 2006, Cell Source Research, Inc. decided to distribute its 125,000 common shares of ADT to its 304 shareholders of record.

Such distribution will be effected as soon as practicable n accordance with applicable law subsequent to the registration of these common shares. To date, ADT has generated minimal revenue and is a development stage corporation.

ADT is in the business of providing document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the SEC, via the SEC's Edgar system.

Plan of Operations

Our plan of operations is to (a) market and provide high quality Edgar filing services primarily to small public corporations traded on the over-the-counter market and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices and to provide and (b) provide virtual office services consisting of providing phone numbers, fax numbers and mail delivery addresses to local and foreign companies desirous of establishing  a presence in Hong Kong.

To do this, we will, over the next twelve months in regards to our Edgarizing services, carry out an aggressive targeted marketing campaign consisting of mailings to small publicly held corporations traded on the over-the-counter markets and, over the next twelve months in regards to our Virtual Office services, market these services through distribution of pamphlets at local business functions and through Internet banner ads.

As we build a client base over the next twelve months, we plan to hire employees and independent contractors, according to our workload requirements, to assist us in providing the Edgar filing services to our clients. As of the date of this prospectus, we have not had any preliminary contact or discussions with and there are no present plans, proposal, arrangements or understandings with any independent contractor or employee.

As of June 30, 2007, we have cash and cash equivalents equaling $5,349. We do not feel that this will be sufficient to satisfy our cash requirements over the next twelve months unless income from operations becomes such that we are able to generate enough cash to satisfy our cash needs.

In the event that additional cash must be raised in order to satisfy our cash requirements over the next twelve months, we intend to depend on loans from and/or sale of equity securities to Bernard Chan, our sole Officer and Director. We also may attempt to sell common shares to, or borrow money from, others in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. We can grant no assurance that, in the event that additional funds are required, the abovementioned loans or sales of common shares will occur on terms favorable to us, if at all.

Off Balance Sheet Arrangements

We are not currently party to any Off Balance Sheet arrangements.

Description of Properties

We have our corporate headquarters in the 10th Floor, New York House, 60 Connaught Road, Central, in the commercial center of Hong Kong.

We lease these facilities, which are approximately 100 square meters, under an operating lease commencing May 28, 2006 and expiring May 28, 2008.

Pursuant to the lease, we are obligated to pay monthly rent of 12,210 Hong Kong Dollars as well as a management fee of 3,744 Hong Kong Dollars.

Minimum lease commitments per calendar year at June 30, 2006 are summarized as follows:

                  2006-----------------------------    $  63,816

                  2007-----------------------------      187,128

                  2008-----------------------------       77,970

Certain Relationships and Related Transactions

ADT has not, since inception, entered into any transaction or series of transactions exceeding $60,000 with any director or executive officer, any holder of in excess of 5% of our common shares outstanding, or any immediate family members of either of any director or executive officer or any holder of in excess of 5% of our common shares outstanding

Market for Common Equity and Related Stockholder Matters

(a) There has never been and there currently is no public market for our securities. We anticipate applying for trading of our common stock on the over the counter bulletin board (OTC BB), however, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize

(b) Holders. As of October 22, 2007 there were 9 holders of our common stock. It is anticipated that, subsequent to the distribution by Cell Source Research, Inc. of 125,000 common shares of ADT owned by it to its common shareholders, there will be approximately 314 holders of our common stock.

(c) Dividends. No dividends were paid during the period from inception to June 30, 2007. We do not expect to declare dividends for the immediate future.

Executive Compensation

We have made no provisions for cash compensation to our executive officer and director. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any of our executive officers during the period from inception to June 30, 2007.

We do not presently have a stock option plan. Currently, we do not anticipate creating a stock option plan.

Employment Agreements

We have not entered into any employment agreements with our sole employee.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding. To our knowledge, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or affiliate of us or owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Joseph L. Pittera, Esq.

EXPERTS

The financial statements of ADT for the period from April 13, 2006 (Inception) to June 30, 2007 included in this prospectus have been examined by Moore & Associates Chartered Accountants and Advisors, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

FINANCIAL STATEMENTS

ASIA DOCUMENT TRANSITION, INC.
Consolidated Balance Sheet
(A Development Stage Company)
	July 01, 2007 To September 30, 2007 (Unaudited)
ASSETS
	For the Three-month
	Period ended
	September 30, 2007	September 30, 2006

CURRENT ASSETS
Cash and cash equivalents	$ 1,832	$ 3,570
Prepaid expenses	4,616	2,363

Total Current Assets	6,448	5,933

PROPERTY AND EQUIPMENT, net	2,940	42,252

OTHER ASSETS
Deposits	6,701	13,151

TOTAL ASSETS	16,089	61,336

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ -	$ -
Other payable	256	-
Related party notes payables	71,746	80,349

Total Current Liabilities	72,002	80,349

NON-CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	72,002	80,349

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,000,000 shares issued and outstanding	25,000	25,000
Additional paid-in capital (deficit)	(21,000)	(21,000)
Deficit accumulated during the development stage	(59,913)	(23,013)

Total Stockholders' Equity (Deficit)	(55,913)	(19,013)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUIT (DEFICIT)	$ 16,089	$ 61,336
	-	-

The accompanying notes are an integral part of the financial statements.

ASIA DOCUMENT TRANSITION, INC.
Consolidated Statements of Operations (A Development Stage Company)
July 1, 2007 to September 30, 2007
	(Unaudited)
	For the 3-month period ended September 30,2007	For the 3-month period ended September 30,2006	From Inception April 13, 2006 to September 30, 2007 (Cumulative)

SALES	$ 4,551	$ 2,469	$ 21,537

COST OF SALES	-	-	500
Gross Profit:	$ 4,551	$ 2,469	$ 21,037

EXPENSES
Depreciation Expenses	$ 1,662	$ 1,058	$ 7,620
Selling, General and Administrative Expenses	14,814	16,426	65,689
Total Expenses	16,476	17,484	73,309

LOSS FROM OPERATIONS	(11,925)	(15,015)	(52,272)

OTHER INCOME (EXPENSES)
Interest expense	-	-	-
Loss on disposal of property and equipment	(7,640)	-	(7,640)

Net Loss	(19,565)	(15,015)	(59,912)

PER SHARE DATA:

Basic loss per common share	$ (0.00)	$ (0.00)

Weighted Average Common Shares Outstanding	25,000,000	20,902,242

The accompanying notes are an integral part of the financial statements.

ASIA DOCUMENT TRANSITION, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOW
July 1, 2007 to September 30, 2007 (Unaudited)
	For the 3-month period ended September 30,2007	April 13, 2006 (inception) to September 30, 2006	April 13, 2006 (inception) to September 30, 2007

CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$ (19,566)	$ (23,013)	$ (59,913)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Stock issued for services	-	4,000	4,000
Loss on disposal of property and equipment	7,640		7,640
Depreciation Expense	1,663		7,621
Increase in Pre-payment and deposit	(1,378)	(14,456)	(17,767)
Increase in other payables	256		256
Net Cash provided by (used in) Operating Activities	$ (11,385)	$ (33,469)	$ (58,163)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	-	(43,310)	(45,084)
Disposal of property and equipment	33,333	-	33,333

Net Cash provided by (used in) Investing activities	$ 33,333	$ (43,310)	$ (11,751)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from (repayment to) related parties	(25,465)	80,349	71,746
Net Cash provided by (used in) Financing Activities	$ (25,465)	$ 80,349	$ 71,746

NET INCREASE (DECREASE) IN CASH	(3,517)	3,570	1,832

Cash beginning of period	5,349	-	-
Cash end of period	$ 1,832	$ 3,570	$ 1,832

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Asia Document Transition, Inc. (the “Company”) was incorporated in the State of Nevada on April 13, 2006. The Company is in the business of (a) providing services consisting of converting documents from word processing format to HTML in order that they may be filed with the U.S.  Securities and Exchange Commission ("SEC") electronically through EDGAR, the SEC's Electronic Data Gathering, Analysis, and Retrieval system and (b) providing of mailing address, phone and fax service, internet access temporary meeting space (“Virtual Office Services”) to small and single operator businesses within  Hong Kong . The Company has been in the development stage since formation on April 13, 2006 and has only generated minimal revenue to date.

On April 26, 2006, the Company acquired all of the issued and outstanding shares of Vast Opportunity Limited, (VOL) a Hong Kong incorporated limited company, through the issuance of 24,500,000 common shares to the shareholders of VOL. VOL has been since its inception, a corporation with minimal operations.  As of the date of the acquisition, V OL had assets of $374 and total liabilities of $1,302.  The acquisition resulted in the shareholders of VOL becoming the controlling shareholders of the Company, accordingly the transaction was recorded as a recapitalization of VOL.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a June 30 fiscal year-end. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary VOL.

B. Revenue Recognition

Revenues from document formatting and Virtual Office Services are recognized at the time the services have been provided to the customer.

C.   Basic Earnings (Loss) Per Share

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

D.   Cash and Cash Equivalents

For purpose of reporting the statement of flows, cash and cash equivalents include highly liquid investments with investments with maturities of three months or less at the time of purchase.

E.      Property and Equipment

The value of fixed assets is at historical cost as required by generally accepted accounting principles. Depreciation is calculated on a straight-line over the 5 year expected useful life of the asset as follows:

Fixed assets at September 30, 2007 are comprised as follows: Furniture and Fixtures 3,656

Accumulated Depreciation (713) Net Property and Equipment $ 2,940

Depreciation was not claimed in 2006 as the fixed assets were not put into use until July 1, 2006.

F. Foreign currency translation

Assets and liabilities of the Company whose functional currency is the Hong Kong dollar are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average exchange rates for the year. The net exchange differences resulting from these translations will be reported in other income. Gains and losses resulting from foreign currency transactions will be included the consolidated statements of operations. There are no exchange differences or Gains and Losses resulting from foreign currency translations to report for the reporting period ending September 30, 2007.

G. Related Party Notes Payable

Notes Payable consists of $71,746 in loans made by an officer and shareholder of the Company to the Company and its wholly owned subsidiary, VOL. These loans bear no interest, are unsecured and due and payable upon demand.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

H.    Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

I.   Development Stage

The Company continues to devote substantially all of its efforts in the development of its plan to(a) provide services consisting of converting documents from word processing format to HTML in order that they may be filed with the SEC  electronically  through EDGAR, the SEC's Electronic Data Gathering,  Analysis, and Retrieval system and (b) providing of mailing address, phone and fax service, internet access temporary meeting space (“Virtual Office Services”) to small and single operator businesses within  Hong Kong .

J.   Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company has a net operating loss carryover of $52,727 as of September 30, 2007 which expires in 2027. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

K. Equity-based compensation.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

NOTE 3.   COMMON STOCK TRANSACTIONS

On April 13, 2006 the Company issued 125,000 shares of common stock in exchange for services valued at $1,000..

On April 17, 2006 the Company issued 375,000 shares of common stock to an outside consultant for services valued at $3,000.

NOTE 4.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 5.   TRANSACTIONS WITH RELATED PARTY

On April 26, 2006, Bernard Chan, the Company’s sole Officer and Director, received 18,850,000 common shares of the Company in connection with the Company’s acquisition of Vast Opportunity, Ltd.

The Company is indebted to Bernard Chan in the amount of $71,746 for loans made by Bernard Chan to the Company and the Company’s wholly owned subsidiary, VOL. These loans bear no interest and are due and payable by the Company upon demand.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 6.   RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 6.   RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

NOTE 7.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $7,999 as of June 30, 2006.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 8.  COMMITMENTS

The  Company  leases  its  facilities  under an operating  lease  commencing July 1, 2006 and expiring May 28, 2008.

Pursuant to the lease, the Company is obligated to pay monthly rent of approximately $1,500 as well as a management fee of $450.  Approximately minimum lease commitments per calendar year at June 30, 2007 are summarized as follows:

                  2007-----------------------------   $  23,000

                  2008-----------------------------       10,000

PART II

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Asia Document Transition Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Asia Document Transition Inc. as of June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception April 13, 2006 through June 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asia Document Transition Inc. as of June 30, 2007 and the results of its operations and its cash flows from inception April 13, 2006 through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

October 15, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

ASIA DOCUMENT TRANSITION, INC.
Consolidated Balance Sheet
(A Development Stage Company)

ASSETS

	June 30,	June 30,
	2007	2006

CURRENT ASSETS
Cash	$5,349	$3,598
Prepaid expenses	3,238	2,363

Total Current Assets	8,587	5,961

PROPERTY AND EQUIPMENT, net	39,126	1,199

OTHER ASSETS
Deposits	13,151	13,151

Total Other Assets	13,151	13,151

TOTAL ASSETS	$60,864	$20,311

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Related party notes payables	97,211	24,310

Total Current Liabilities	97,211	24,310

NON-CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	97,211	24,310

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,000,000 shares issued
	25,000	25,000
and outstanding,respectively
Additional paid in capital (deficit)	(21,000)	(21,000)
Deficit accumulated during the development stage	(40,347)	(7,999)

Total Stockholders' Equity (Deficit)	(36,347)	(3,999)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$60,864	$20,311

The accompanying notes are an integral part of these financial statements.
4

ASIA DOCUMENT TRANSITION, INC.
Consolidated Statements of Operations
(A Development Stage Company)

	For the	April 13, 2006	April 13, 2006
	Year Ended	(inception) to	(inception) to
	June 30,	June 30,	June 30,
	2007	2006	2007

SALES	$15,696	$1,290	$16,986

COST OF SALES	-	500	500

GROSS PROFIT	15,696	790	16,486

EXPENSES
Depreciation expense	5,958	-	5,958
General and administrative	42,086	8,789	50,875

Total Expenses	48,044	8,789	56,833

LOSS FROM OPERATIONS	(32,348)	(7,999)	(40,347)

OTHER INCOME (EXPENSES)

Interest expense	-	-	-

Net Loss	$(32,348)	$(7,999)	$(40,347)

PER SHARE DATA:

Basic loss per common share	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	25,000,000	25,000,000

The accompanying notes are an integral part of these financial statements.
5

ASIA DOCUMENT TRANSITION, INC.
Consolidated Statement of Stockholders' Equity (Deficit)
(A Development Stage Company)
					Total
			Additional		Stockholders'
	Common	Par	Paid in Capital	Accumulated	Equity
	Shares	Value	(Deficit)	Deficit	(Deficit)

Balance, April 13,2006 (inception)	-	$-	$-	$-	-

Common stock issued for services
at $0.001 per share on April 13, 2006	125,000	125	875	-	1,000

Common stock issued for services
at $0.001 per share on April 17, 2006	375,000	375	2,625	-	3,000

Common stock issued for
acquisition of Vast Opportunity, Ltd.
on April 26, 2006	24,500,000	24,500	(24,500)	-	-

Net loss from inception through
June 30, 2006	-	-	-	(7,999)	(7,999)

Balance, June 30, 2006	25,000,000	25,000	(21,000)	(7,999)	(3,999)

Net loss for the year ended
June 30, 2007	-	-	-	(32,348)	(32,348)

Balance, June 30, 2007	25,000,000	$25,000	$(21,000)	$(40,347)	$(36,347)

The accompanying notes are an integral part of these financial statements.
6

ASIA DOCUMENT TRANSITION, INC.
Consolidated Statement of Cash Flows
(A Development Stage Company)

	For the	April 13, 2006	April 13, 2006
	Year Ended	(inception) to	(inception) to
	June 30,	June 30,	June 30,
	2007	2006	2007
CASH FLOWS FROM OPERATING
ACTIVITIES

Net loss	$(32,348)	$(7,999)	$(40,347)
Adjustments to reconcile net loss to cash
used in operating activities:
Depreciation	5,958	-	5,958
Common stock issued for services	-	4,000	4,000
Change in operating assets and liabilities:
Increase in prepaid expenses and deposits	(875)	(15,514)	(16,389)
Change in accounts payable and
accrued expenses	-	-	-

Net Cash Used in Operating Activities	(27,265)	(19,513)	(46,778)

CASH FLOWS FROM INVESTING
ACTIVITIES

Purchase of property and equipment	(43,885)	(1,199)	(45,084)

Net Cash Used In Operating Activities	(43,885)	(1,199)	(45,084)

CASH FLOWS FROM FINANCING
ACTIVITIES

Loans from related parties	72,901	24,310	97,211
Common stock issued for cash	-	-	-

Net Cash Provided By Financing Activities	72,901	24,310	97,211

INCREASE (DECREASE) IN CASH	1,751	3,598	5,349

CASH AT BEGINNING OF PERIOD	3,598	-	-

CASH AT END OF PERIOD	$5,349	$3,598	$5,349

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid For:
Interest	$-	$-	$-
Income Taxes	-	-	-
Non Cash Financing Activities:
Common stock issued for subsidiary	$-	$-	$-

The accompanying notes are an integral part of these financial statements.
7

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Asia Document Transition, Inc. (the “Company”) was incorporated in the State of Nevada on April 13, 2006. The Company is in the business of (a) providing services consisting of converting documents from word processing format to HTML in order that they may be filed with the U.S.  Securities and Exchange Commission ("SEC") electronically  through EDGAR, the SEC's Electronic Data Gathering,  Analysis, and Retrieval system and (b) providing of mailing address, phone and fax service, internet access temporary meeting space (“Virtual Office Services”) to small and single operator businesses within  Hong Kong . The Company has been in the development stage since formation on April 13, 2006 and has only generated minimal revenue to date.

On April 26, 2006, the Company acquired all of the issued and outstanding shares of Vast Opportunity Limited, (VOL) a Hong Kong incorporated limited company, through the issuance of 24,500,000 common shares to the shareholders of VOL. VOL has been since its inception, a corporation with minimal operations.  As of the date of the acquisition, V OL had assets of $374 and total liabilities of $1,302.  The acquisition resulted in the shareholders of VOL becoming the controlling shareholders of the Company, accordingly the transaction was recorded as a recapitalization of VOL.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a June 30 fiscal year-end. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary VOL.

B. Revenue Recognition

Revenues from document formatting and Virtual Office Services are recognized at the time the services have been provided to the customer.

C.   Basic Earnings (Loss) Per Share

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

D.   Cash and Cash Equivalents

For purpose of reporting the statement of flows, cash and cash equivalents include highly liquid investments with investments with maturities of three months or less at the time of purchase.

E.      Property and Equipment

The value of fixed assets is at historical cost as required by generally accepted accounting principles. Depreciation is calculated on a straight-line over the 5 year expected useful life of the asset as follows:

Fixed assets at June 30, 2007 are comprised as follows: Vehicle $ 41,429 Furniture and Fixtures 3,656

Accumulated Depreciation (5,959) Net Property and Equipment $ 39,124

Depreciation was not claimed in 2006 as the fixed assets were not put into use until July 1, 2006.

F. Foreign currency translation

Assets and liabilities of the Company whose functional currency is the Hong Kong dollar are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average exchange rates for the year. The net exchange differences resulting from these translations will be reported in other  income. Gains and losses resulting from foreign currency transactions will be included the consolidated statements of operations. There are no exchange differences or Gains and Losses resulting from foreign currency translations to report for the period commencing with inception and ending June 30, 2006.

G. Related Party Notes Payable

Notes Payable consist of $97,211 in loans made by an officer and shareholder of the Company to the Company and its wholly owned subsidiary, VOL. These loans bear no interest, are unsecured and due and payable upon demand.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

H.    Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

I.   Development Stage

The Company continues to devote substantially all of its efforts in the development of its plan to(a) provide services consisting of converting documents from word processing format to HTML in order that they may be filed with the SEC  electronically  through EDGAR, the SEC's Electronic Data Gathering,  Analysis, and Retrieval system and (b) providing of mailing address, phone and fax service, internet access temporary meeting space (“Virtual Office Services”) to small and single operator businesses within  Hong Kong .

J.   Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

    June 30,

       2007       .

Income tax expense at statutory rate

$     10,998

Valuation allowance

     (10,998)

Income tax expense per books

$           -0-

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

J.   Income Taxes (Continued)

Net deferred tax assets consist of the following components as of:

     June 30,

        2007        .

NOL Carryover

$      12,357

Valuation allowance

      (12,357)

Net deferred tax asset

$            -0-

The Company has a net operating loss carryover of $36,347 as of June 30, 2007 which expires in 2027. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

K. Equity-based compensation.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

NOTE 3.   COMMON STOCK TRANSACTIONS

On April 13, 2006 the  Company issued 125,000 shares of common stock in exchange for services valued at $1,000..

On April 17, 2006 the Company issued 375,000 shares of common stock to an outside consultant for services valued at $3,000.

NOTE 4.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 5.   TRANSACTIONS WITH RELATED PARTY

On April 26, 2006, Bernard Chan, the Company’s sole Officer and Director, received 18,850,000 common shares of the Company in connection with the Company’s acquisition of Vast Opportunity, Ltd.

The Company is indebted to Bernard Chan in the amount of  $97,211 for loans made by Bernard Chan to the Company and the Company’s wholly owned subsidiary, VOL. These loans bear no interest and are due and payable by the Company upon demand.

NOTE 6.   RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 6.   RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

NOTE 7.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $7,999 as of June 30, 2006.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 8.  COMMITMENTS

The  Company  leases  its  facilities  under an operating  lease  commencing July 1, 2006 and expiring May 28, 2008.

Pursuant to the lease, the Company is obligated to pay monthly rent of approximately $1,500 as well as a management fee of $450.  Approximately minimum lease commitments per calendar year at June 30, 2007 are summarized as follows:

                  2007-----------------------------   $  23,000

                  2008-----------------------------       10,000

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the fullest extent permitted by the Nevada Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any Selling Shareholders

.

Securities and Exchange Commission Registration Fee	$65.80

Legal Fees and Expenses	$10,000

Accounting Fees and Expenses	$

Miscellaneous (1)	$

Total (1)	$

(1)Estimated

RECENT SALES OF UNREGISTERED SECURITIES

On April 24, 2006, the Company issued 125,000 shares of common stock, in exchange for $1,000 paid on ADT’s behalf for formation and incorporation fees, to Cell Source Research, Inc., its former parent company. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through the management of the Company.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

On April 24, 2006, the Company issued 375,000 Common Shares to V3 Consulting, Inc. for providing assistance in the formation of ADT.

The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through the management of the Company.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

On April 26, 2006, ADT acquired all the issued and outstanding shares of Vast Opportunity Limited, a Hong Kong Incorporated Limited Company through the issuance of 18,850,000 Common Shares to Bernard Chan, 1,200,000 Common Shares to Kwok Keung Derek Kang, 1,100,000 Common Shares to Wing Hung Benny Ho, 1,150,000 Common Shares to Tak Kee Wong, 1,200,000 Common Shares to Sheung Wai Yim, and 1,000,000 Common Shares to Wai Hon Ken Wu. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through the management of the Company.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

EXHIBIT INDEX

3.1	Articles of Incorporation of Asia Document Transition, Inc.
3.2	Bylaws
10.1	Lease by and between Vast Opportunity, Ltd and Hung Fook Development Corp.
10.2	Agreement by and between Asia Document Transition, Inc. and V3 Consulting, Inc.
10.3	Agreement by and between Kwong Keung Kang and Asia Document Transition, Inc.
5.1	Opinion of Joseph L. Pittera
23.1	Consent of Independent Certified Public Accounting Firm

UNDERTAKINGS

A.     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned in the country of Hong Kong on November 15, 2007.

By:/s/Bernard Chan

Name: Bernard Chan

Title: Chief Executive Officer

Date: November 15, 2007